Exhibit 10.8.35



                    AMENDED AND RESTATED COLLATERAL AGREEMENT

                                     made by

                                  CONSECO, INC.

                                       and

                               CIHC, INCORPORATED

                                   in favor of

                              JPMORGAN CHASE BANK,

                               as Collateral Agent

                           Dated as of March 20, 2002

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                                TABLE OF CONTENTS

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SECTION 1. DEFINED TERMS..........................................................................................1

         SECTION 1.1   Definitions................................................................................1

         SECTION 1.2   Other Definitional Provisions..............................................................5

SECTION 2. GRANT OF SECURITY INTEREST.............................................................................5

SECTION 3. REPRESENTATIONS AND WARRANTIES.........................................................................5

         SECTION 3.1   Title; No Other Liens......................................................................5

         SECTION 3.2   Perfected First Priority Liens.............................................................6

         SECTION 3.3   Investment Property........................................................................6

SECTION 4. COVENANTS..............................................................................................6

         SECTION 4.1   Delivery of Instruments and Certificated Securities........................................6

         SECTION 4.2   Payment of Obligations.....................................................................6

         SECTION 4.3   Maintenance of Perfected Security Interest; Further Documentation..........................7

         SECTION 4.4   Investment Property........................................................................7

SECTION 5. REMEDIAL PROVISIONS....................................................................................8

         SECTION 5.1   Investment Property........................................................................8

         SECTION 5.2   Proceeds to be Turned Over To Collateral Agent.............................................9

         SECTION 5.3   Application of Proceeds...................................................................10

         SECTION 5.4   Code and Other Remedies...................................................................10

         SECTION 5.5   Registration Rights.......................................................................11

         SECTION 5.6   Waiver; Deficiency........................................................................12

SECTION 6. THE COLLATERAL AGENT..................................................................................12

         SECTION 6.1   Collateral Agent's Appointment as Attorney-in-Fact, etc...................................12

         SECTION 6.2   Duty of Collateral Agent..................................................................13

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         SECTION 6.3   Execution of Financing Statements.........................................................14

         SECTION 6.4   Authority of Collateral Agent.............................................................14

SECTION 7. MISCELLANEOUS.........................................................................................14

         SECTION 7.1   Amendments................................................................................14

         SECTION 7.2   Notices...................................................................................14

         SECTION 7.3   No Waiver by Course of Conduct; Cumulative Remedies.......................................14

         SECTION 7.4   Enforcement Expenses; Indemnification.....................................................15

         SECTION 7.5   Successors and Assigns....................................................................15

         SECTION 7.6   Counterparts..............................................................................15

         SECTION 7.7   Severability..............................................................................15

         SECTION 7.8   Section Headings..........................................................................16

         SECTION 7.9   Integration...............................................................................16

         SECTION 7.10  GOVERNING LAW.............................................................................16

         SECTION 7.11  Acknowledgments...........................................................................16

         SECTION 7.12  Releases..................................................................................16

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                                       ii


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SCHEDULES
Schedule 1        Notice Addresses
Schedule 2        Investment Property
Schedule 3        Perfection Matters

                                      iii
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                    AMENDED AND RESTATED COLLATERAL AGREEMENT

          AMENDED AND RESTATED COLLATERAL AGREEMENT, dated as of March 20, 2002, made by each of the signatories hereto (together with any other entity that may become a party hereto as provided herein, the "Grantors"), in favor of JPMORGAN CHASE BANK (formerly The Chase Manhattan Bank), as collateral agent (in such capacity, the "Collateral Agent") for the Secured Parties (as defined below).

                              W I T N E S S E T H:

          WHEREAS, the Grantors are party to that certain Collateral Agreement (as amended, supplemented or otherwise modified from time to time, the "Existing Collateral Agreement"), dated as of May 30, 2000, in favor of The Chase Manhattan Bank (now known as JPMorgan Chase Bank), as collateral agent;

          WHEREAS, pursuant to the Credit Agreement (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), dated as of November 22, 2000, among the individual borrowers thereunder (the "Borrowers"), the banks and other financial institutions from time to time party thereto (the "Lenders") and The Chase Manhattan Bank (now known as JPMorgan Chase Bank), as administrative agent (in such capacity, the "Administrative Agent"), the Lenders agreed to refinance outstanding loans to the Borrowers in respect of the $144 Million D&O Facility;

          WHEREAS, pursuant to the First Stage Amendment and Agreement Re: 1999 D&O Loans (the "1999 Amendment and Agreement"), dated as of the date hereof, the Lenders have agreed to consent to amend the Appendix;

          WHEREAS, as a condition precedent to the obligation of the Lenders to enter into the 1999 Amendment and Agreement, the Grantors and the Collateral Agent have agreed to amend and restate the Existing Collateral Agreement on the terms and conditions herein set forth;

          NOW, THEREFORE, in consideration of the mutual premises contained herein and for other good and valuable consideration and to satisfy the requirement referred to in the preceding paragraph, each Grantor hereby agrees with the Collateral Agent, for the ratable benefit of the Secured Parties, as follows:

                                   SECTION 1.

                                  DEFINED TERMS

          SECTION 1.1 Definitions. (a) Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement, and the following terms are used herein as defined in the New York UCC: Certificated Security and Instruments.

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          (b) The following terms shall have the following meanings:

          "Agreement": this Amended and Restated Collateral Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

          "Capital Stock": any and all shares, interests, participations or other equivalent (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

          "CCM Stock": as defined in Section 4.4(b).

          "CFC Pledged Note": the pledged note, dated as of September 22, 2000, made by Conseco Finance Corp. to CIHC, Incorporated in the stated principal amount of $1,460,799,080.

          "CFC Preferred Stock": the 9% Cumulative Redeemable Preferred Stock issued by Conseco Finance Corp. to Conseco.

          "CIHC": CIHC, Incorporated, a Delaware corporation, and a direct wholly owned Subsidiary of Conseco.

          "Collateral": as defined in Section 2.

          "Collateral Account": any collateral account established by the Collateral Agent as provided in Section 5.2.

          "Default": any event or circumstance which, with the giving of notice, the lapse of time, or both, would (if not cured or otherwise remedied during such time) constitute a "Termination Event" as defined in the Guaranty.

          "Event of Default": a "Termination Event" as defined in the Guaranty.

          "Excluded Payments": shall mean (i) any redemption or other payment that reduces the outstanding stated value of the CFC Preferred Stock below $500,000,000 and (ii) any principal or other payment that reduces the outstanding principal amount of the CFC Pledged Note below the lesser of (A) $249,533,411 and (B) sum of (I) the amount of the Secured Obligations (net of any cash collateral pledged to secure the Secured Obligations pursuant to the Amended and Restated Cash Collateral Pledge Agreement, dated as of November 22, 2000, as amended or the Cash Collateral Pledge Agreement, dated as of March 20,
2002) plus (II) $50,000,000.

          "Grantor Obligations": with respect to any Grantor, all obligations and liabilities of such Grantor which may arise under or in connection with the Guaranty, this Agreement, the CIHC Guaranty or any other Loan Document to which such Grantor is a party, in each case whether on account of guarantee obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Collateral Agent, the Administrative Agent or the Lenders that are required to be paid by such Grantor pursuant to the terms of the Credit Agreement or any other Loan Document).

                                       2
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          "Guaranty" shall mean the Guaranty, dated as of November 22, 2000, between Conseco, Inc., as Guarantor, and The Chase Manhattan Bank (now know as JPMorgan Chase Bank), as Administrative Agent, as amended, supplemented or otherwise modified from time to time.

          "Holder Representative": (i) in respect of the Grantor Obligations, the Administrative Agent, (ii) in respect of the 1993 Indenture Obligations, the 1993 Indenture Trustee and (iii) in respect of the 1994 Indenture Obligations, the 1994 Indenture Trustee.

          "Holders": collectively, (i) the holders of the 1993 Indenture Obligations (including, when the context permits, the 1993 Indenture Trustee acting on behalf of such holders) and (ii) the holders of the 1994 Indenture Obligations (including, when the context permits, the 1994 Indenture Trustee acting on behalf of such holders).

          "Indentures": the collective reference to the 1993 Indenture and the 1994 Indenture.

          "Investment Property": the collective reference to all Pledged Obligations and all Pledged Stock.

          "Issuers": the collective reference to each issuer of any Investment Property.

          "New York UCC": the Uniform Commercial Code as from time to time in effect in the State of New York.

          "Pledged Obligations": all pledged notes listed on Schedule 2, and Indebtedness owing by CIHC or Conseco Finance to any Grantor together with any interest, fees and other amounts owing by CIHC or Conseco Finance to such Grantor in respect thereof.

          "Pledged Stock": the shares of Capital Stock listed on Schedule 2, together with any other shares, stock certificates, options or rights of any nature whatsoever in respect of the Capital Stock of CIHC, Conseco Finance or Conseco Capital Management, Inc. that may be issued or granted to, or directly held by, any Grantor while this Agreement is in effect.

          "Proceeds": all "proceeds" as such term is defined in Section 9-102 of the New York UCC and, in any event, shall include, without limitation, all dividends or other income from the Investment Property, collections thereon or distributions or payments with respect thereto.

          "Public Debt Securities": collectively, (i) the 1993 Indenture Securities and (ii) the 1994 Indenture Securities.

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          "Public Debt Trustees": collectively, (i) the 1993 Indenture Trustee and (ii) the 1994 Indenture Trustee.

          "Secured Obligations": the collective reference to (a) the Grantor Obligations of each Grantor, (b) the 1993 Indenture
Obligations, (c) the 1994 Indenture Obligations and (d) the Collateral Agent Fees (as defined in the Collateral Sharing Agreement).

          "Secured Parties": the collective reference to (a) the Lenders, (b) the Administrative Agent and (c) the Collateral Agent.

          "Securities Act": the Securities Act of 1933, as amended.

          "Shared Collateral" shall mean the collective reference to (i) "Collateral" under and as defined in this Agreement and (ii) unless otherwise expressly provided therein, all other collateral under any other Shared Collateral Security Document.

          "Shared Collateral Security Documents" shall mean (i) this Agreement and (ii) any other security document entered into by any Grantor in favor of the Collateral Agent that expressly provides that all or any portion of the collateral thereunder shall constitute "Shared Collateral" for the purposes of this Agreement.

          "1993 Indenture Obligations": the unpaid principal of, and premium, if any, and interest on, the 1993 Indenture Securities (including, without limitation, interest accruing at the then applicable rate provided in the instruments governing the 1993 Indenture Securities after the maturity of the 1993 Indenture Securities and interest accruing at the then applicable rate provided in such instruments after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding).

          "1993 Indenture Securities": the securities issued pursuant to the 1993 Indenture.

          "1993 Indenture Trustee": Shawmut Bank Connecticut, National Association, in its capacity as trustee under the 1993 Indenture, and any successor trustee appointed under the 1993 Indenture.

          "1994 Indenture Obligations": the unpaid principal of, and premium, if any, and interest on, the 1994 Indenture Securities (including, without limitation, interest accruing at the then applicable rate provided in the instruments governing the 1994 Indenture Securities after the maturity of the 1994 Indenture Securities and interest accruing at the then applicable rate provided in such instruments after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding).

          "1994 Indenture Securities": the securities issued pursuant to the 1994 Indenture.

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          "1994 Indenture Trustee": The Bank of New York (who assumed the responsibilities of LTCB Trust Company as of June 1, 1999), in its capacity as trustee under the 1994 Indenture, and any successor trustee appointed under the Indenture.

          SECTION 1.2 Other Definitional Provisions. (a) The words "hereof," "herein", "hereto" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to this Agreement unless otherwise specified.

          (b) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

          (c) Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor's Collateral or the relevant part thereof.

                     SECTION 2. GRANT OF SECURITY INTEREST

          Each Grantor hereby assigns and transfers to the Collateral Agent, and hereby grants to the Collateral Agent, for the ratable benefit of the Secured Parties, a security interest in, all of the following property now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the "Collateral"), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Secured Obligations:

          (a) all Investment Property;

          (b) all books and records pertaining to the Collateral referred to in clauses (a) and (c) of this paragraph; and

          (c) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing.

                                   SECTION 3.
                         REPRESENTATIONS AND WARRANTIES

          Each Grantor hereby represents and warrants to the Collateral Agent that:

          SECTION 3.1 Title; No Other Liens. Except for the security interest granted to the Collateral Agent for the ratable benefit of the Secured Parties pursuant to this Agreement, such Grantor owns each item of the Collateral free and clear of any and all Liens or claims of others. No financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as have been filed in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, pursuant to this Agreement.

                                       5

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          SECTION 3.2 Perfected First Priority Liens. The security interests granted pursuant to this Agreement (a) upon completion of the filings and other actions specified on Schedule 3 (which, in the case of all filings and other documents referred to on said Schedule, have been delivered to the Collateral Agent in completed and duly executed form) will constitute valid perfected security interests in all of the Collateral in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, as collateral security for the Secured Obligations, enforceable in accordance with the terms hereof against all creditors of such Grantor and any Persons purporting to purchase any Collateral from such Grantor and (b) are prior to all other Liens on the Collateral in existence on the date hereof.

          SECTION 3.3 Investment Property. (a) The shares of Pledged Stock pledged by such Grantor hereunder constitute all the issued and outstanding shares of all classes of the Capital Stock of each Issuer owned by the Grantor.

          (b) All the shares of the Pledged Stock have been duly and validly issued and are fully paid and nonassessable.

          (c) Each of the Pledged Obligations constitutes the legal, valid and binding obligation of the obligor with respect thereto, enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

          (d) Such Grantor is the record and beneficial owner of, and has good and marketable title to, the Investment Property pledged by it hereunder, free of any and all Liens or options in favor of, or claims of, any other Person, except the security interest created by this Agreement.

                                   SECTION 4.
                                   COVENANTS

          Each Grantor covenants and agrees with the Collateral Agent that, from and after the date of this Agreement until the Grantor Obligations shall have been paid in full:

          SECTION 4.1 Delivery of Instruments and Certificated Securities. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument or Certificated Security, such Instrument or Certificated Security shall be immediately delivered to the Collateral Agent, duly indorsed in a manner satisfactory to the Collateral Agent, to be held as Collateral pursuant to this Agreement.

          SECTION 4.2 Payment of Obligations. Such Grantor will pay and discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all taxes, assessments and governmental charges or levies imposed upon the Collateral or in respect of income or profits therefrom, as well as all claims of any kind (including, without limitation, claims for labor, materials and supplies) against or with respect to the Collateral, except that no such charge need be paid if the amount or validity thereof is currently being contested in good faith by appropriate proceedings, reserves in conformity with GAAP with respect thereto have been provided on the books of such Grantor and such proceedings could not reasonably be expected to result in a Material Adverse Effect.

                                       6
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          SECTION 4.3 Maintenance of Perfected Security Interest; Further
Documentation. (a) Such Grantor shall maintain the security interest created by this Agreement as a perfected security interest having the priority described in
Section 3.2 and shall defend such security interest against the claims and demands of all Persons whomsoever.

          (b) At any time and from time to time, upon the written request of the Collateral Agent, and at the sole expense of such Grantor, such Grantor will promptly and duly execute and deliver, and have recorded, such further instruments and documents and take such further actions as the Collateral Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, (i) filing any financing or continuation statements under the Uniform Commercial Code (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby and
(ii) in the case of Investment Property and any other relevant Collateral, taking any actions necessary to enable the Collateral Agent to obtain "control" (within the meaning of the applicable Uniform Commercial Code) with respect thereto.

          SECTION 4.4 Investment Property. (a) If such Grantor shall become entitled to receive or shall receive any stock certificate (including, without limitation, any certificate representing a stock dividend (but excluding any pay-in-kind dividend on the CFC Preferred Stock so long as no Default or Event of Default is in existence) or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights in respect of the Capital Stock of any Issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares of the Pledged Stock, or otherwise in respect thereof, such Grantor shall accept the same as the agent of the Collateral Agent and the other Secured Parties, hold the same in trust for the Collateral Agent and the other Secured Parties and deliver the same forthwith to the Collateral Agent in the exact form received, duly indorsed by such Grantor to the Collateral Agent, if required, together with an undated stock power covering such certificate duly executed in blank by such Grantor and with, if the Collateral Agent so requests, signature guaranteed, to be held by the Collateral Agent, subject to the terms hereof, as additional collateral security for the Secured Obligations. Any sums paid upon or in respect of the Investment Property upon the liquidation or dissolution of any Issuer (except to the extent set forth in Section 4.4(b) in respect of the CCM Stock) shall be paid over to the Collateral Agent to be held by it hereunder as additional collateral security for the Secured Obligations, and in case any distribution of capital shall be made on or in respect of the Investment Property or any property shall be distributed upon or with respect to the Investment Property pursuant to the recapitalization or reclassification of the capital of any Issuer or pursuant to the reorganization thereof, the property so distributed shall, unless otherwise subject to a perfected security interest in favor of the Collateral Agent, be delivered to the Collateral Agent to be held by it hereunder as additional collateral security for the Secured Obligations. If any sums of money or property so paid or distributed in respect of the Investment Property shall be received by such Grantor, such Grantor shall, until such money or property is paid or delivered to the Collateral Agent, hold such money or property in trust for the Collateral Agent and the other Secured Parties, segregated from other funds of such Grantor, as additional collateral security for the Secured Obligations.

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          (b) Without the prior written consent of the Collateral Agent, such
Grantor will not (i) vote to enable, or take any other action to permit, any Issuer to issue any stock or other equity securities of any nature or to issue any other securities convertible into or granting the right to purchase or exchange for any stock or other equity securities of any nature of any Issuer, excluding any issuance (A) for fair value as determined by the Board of Directors of such Grantor and (B) pursuant to the warrant issued on May 11, 2000 to Lehman Brothers Holdings Inc. in respect of up to 5% of the common stock of Conseco Finance, (ii) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option or waive any rights with respect to, the Investment Property thereof (except (x) pursuant to the warrant issued on May 11, 2000 to Lehman Brothers Holdings Inc. in respect of up to 5% of the common stock of Conseco Finance, (y) the common stock issued by Conseco Capital Management, Inc. (the "CCM Stock") held by Conseco, Inc. described on Schedule 2 hereto so long as no Default or Event of Default is in existence or would result therefrom and (z) to the extent permitted by Section 5.1(a)(i)), (iii) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Investment Property or Proceeds thereof, or any interest therein, except for the security interests created by this Agreement or any security interest securing additional indebtedness of Conseco or any of its Subsidiaries sharing equally and ratably in the Shared Collateral at the request of Conseco and consented to by the Collateral Agent in accordance with Section 6.3 of the Collateral Sharing Agreement or (iv) enter into any agreement or undertaking restricting the right or ability of such Grantor or the Collateral Agent to sell, assign or transfer any of the Investment Property or Proceeds thereof.

          (c) In the case of each Grantor which is an Issuer, such Issuer agrees that (i) it will be bound by the terms of this Agreement relating to the Investment Property issued by it and will comply with such terms insofar as such terms are applicable to it, (ii) it will notify the Collateral Agent promptly in writing of the occurrence of any of the events described in Section 4.4(a) with respect to the Investment Property issued by it and (iii) the terms of Sections 5.1(c) and 5.5 shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 5.1(c) or 5.5 with respect to the Investment Property issued by it.

          (d) Such Grantor shall not make any Excluded Payment.

                                   SECTION 5.
                               REMEDIAL PROVISIONS

          SECTION 5.1 Investment Property. (a) Unless an Event of Default shall have occurred and be continuing and the Collateral Agent shall have given notice to the Grantor of the Collateral Agent's intent to exercise its corresponding rights pursuant to Section 5.1(b), each Grantor shall be permitted to (i) receive all cash and pay-in-kind dividends and redemption payments paid in respect of the Pledged Stock and all payments of principal and interest made in respect of the Pledged Obligations, in each case paid in the normal course of business of the relevant Issuer, to the extent permitted by the Loan Documents; provided that at no time shall any Grantor permit to be paid or receive any Excluded Payment, and (ii) to exercise all voting and corporate rights with respect to the Investment Property; provided, however, that no vote shall be cast or corporate right exercised or other action taken which would be inconsistent with or result in any violation of any provision of this Agreement or any other Loan Document.

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

          (b) If an Event of Default shall occur and be continuing and the Collateral Agent shall give notice of its intent to exercise such rights to the relevant Grantor or Grantors, (i) the Collateral Agent shall have the right to receive any and all cash dividends, payments or other Proceeds paid in respect of the Investment Property and make application thereof to the Secured Obligations in the order specified in the Collateral Sharing Agreement, and (ii) any or all of the Investment Property shall be registered in the name of the Collateral Agent or its nominee, and the Collateral Agent or its nominee may thereafter exercise (x) (if, in addition, all of the Liabilities shall be due and payable) all voting, corporate and other rights pertaining to such Investment Property at any meeting of shareholders of the relevant Issuer or Issuers or otherwise and (y) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Investment Property as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Investment Property upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate structure of any Issuer, or upon the exercise by any Grantor or the Collateral Agent of any right, privilege or option pertaining to such Investment Property, and in connection therewith, the right to deposit and deliver any and all of the Investment Property with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Collateral Agent may determine), all without liability except to account for property actually received by it, but the Collateral Agent shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

          (c) Each Grantor hereby authorizes and instructs each Issuer of any Investment Property pledged by such Grantor hereunder to (i) comply with any instruction received by it from the Collateral Agent in writing that (x) states that an Event of Default has occurred and is continuing and (y) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that each Issuer shall be fully protected in so complying, and (ii) unless otherwise expressly permitted hereby, pay any dividends or other payments with respect to the Investment Property directly to the Collateral Agent.

          (d) Notwithstanding the foregoing, neither Collateral Agent nor its nominee may exercise any voting, corporate or other rights of control pertaining to such Investment Property at any meeting of shareholders of the relevant Issuer or Issuers (or any of their respective Subsidiaries or affiliates) or otherwise (i) unless and until it has received any and all material consents or approvals required for such exercise from any regulatory or governmental agency (including, but not limited to, insurance, banking and gaming commissions or agencies) having jurisdiction with respect to the Grantor or the Issuer (or any of their respective Subsidiaries or affiliates) or (ii) if to do so would violate any material statute, law, rule or regulation governing the ownership, change of ownership, control, or change of control of such Grantor or Issuer (or any of their respective Subsidiaries or affiliates).

          SECTION 5.2 Proceeds to be Turned Over To Collateral Agent. If an Event of Default shall occur and be continuing or, in the case of any Excluded Payments, whether or not an Event of Default shall have occurred and be continuing, all Proceeds shall be held by such Grantor or any of its Subsidiaries in trust for the Collateral Agent and the other Secured Parties, segregated from other funds of a Grantor or Subsidiary, and shall, forthwith upon receipt by such Grantor or Subsidiary, be turned over to the Collateral Agent in the exact form received by such Grantor or Subsidiary (duly indorsed by such Grantor or Subsidiary to the Collateral Agent, if required). All Proceeds received by the Collateral Agent hereunder shall be held by the Collateral Agent in a Collateral Account maintained under its sole dominion and control. All Proceeds while held by the Collateral Agent in a Collateral Account (or by such Grantor or Subsidiary in trust for the Collateral Agent and the other Secured Parties) shall continue to be held as collateral security for all the Secured Obligations and shall not constitute payment thereof until applied as provided in Section 5.3.

          SECTION 5.3 Application of Proceeds. At such intervals as may be agreed upon by Conseco and the Collateral Agent, the Collateral Agent may, or, if an Event of Default shall have occurred and be continuing, the Collateral Agent shall, promptly apply all or any part of Proceeds held in any Collateral Account in payment of the Secured Obligations in the order specified in the Collateral Sharing Agreement.

          SECTION 5.4 Code and Other Remedies. If an Event of Default shall occur and be continuing, the Collateral Agent, on behalf of the Secured Parties, may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Secured Obligations, all rights and remedies of a secured party under the New York UCC or any other applicable law. Without limiting the generality of the foregoing, the Collateral Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker's board or office of the Collateral Agent or any other Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Collateral Agent or any other Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released. Each Grantor further agrees, at the Collateral Agent's request, to assemble the Collateral and make it available to the Collateral Agent at places which the Collateral Agent shall reasonably select, whether at such Grantor's premises or elsewhere. The Collateral Agent shall apply the net proceeds of any action taken by it pursuant to this Section 5.4, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Collateral Agent and the other Secured Parties hereunder, including, without limitation, reasonable attorneys' fees and disbursements, to the payment in whole or in part of the Secured Obligations, in the order specified in the Collateral Sharing Agreement, and only after such application and after the payment by the Collateral Agent of any other amount required by any provision of law, including, without limitation, Section 9-615(a)(3) of the New York UCC, need the Collateral Agent account for the surplus, if any, to any Grantor. To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against the Collateral Agent or any other Secured Party arising out of the exercise by them of any rights hereunder. A notice of a proposed sale or other disposition of a substantial portion of the Collateral shall be required, and such notice shall be deemed reasonable and proper if given at least 20 days before such sale or other disposition.

          SECTION 5.5 Registration Rights. (a) If the Collateral Agent shall determine to exercise its right to sell any or all of the Pledged Stock pursuant to Section 5.4, and if in the opinion of the Collateral Agent it is necessary or advisable to have the Pledged Stock, or that portion thereof to be sold, registered under the provisions of the Securities Act, the relevant Grantor will cause the Issuer thereof to (i) execute and deliver, and cause the directors and officers of such Issuer to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts as may be, in the opinion of the Collateral Agent, necessary or advisable to register the Pledged Stock, or that portion thereof to be sold, under the provisions of the Securities Act, (ii) use its best efforts to cause the registration statement relating thereto to become effective and to remain effective for a period of one year from the date of the first public offering of the Pledged Stock, or that portion thereof to be sold, and (iii) make all amendments thereto and/or to the related prospectus which, in the opinion of the Collateral Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto. Each Grantor agrees to cause such Issuer to comply with the provisions of the securities or "Blue Sky" laws of any and all jurisdictions which the Collateral Agent shall designate and to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) which will satisfy the provisions of Section 11(a) of the Securities Act.

          (b) Each Grantor recognizes that the Collateral Agent may be unable to effect a public sale of any or all the Pledged Stock, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Collateral Agent shall be under no obligation to delay a sale of any of the Pledged Stock for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.

          (c) Each Grantor agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Stock pursuant to this Section 5.5 valid and binding and in compliance with any and all other applicable laws, rules or regulations. Each Grantor further agrees that a breach of any of the covenants contained in this Section 5.5 will cause irreparable injury to the Collateral Agent and the other Secured Parties, that the Collateral Agent and the other Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 5.5 shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants. In exercising its rights hereunder, the Collateral Agent will make a good faith effort to share access to the books and records that constitute Collateral with the applicable Grantor to the extent necessary to enable the Grantor to continue to conduct its business.

          SECTION 5.6 Waiver; Deficiency. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the Secured Obligations and the fees and disbursements of any attorneys employed by the Collateral Agent or any other Secured Party to collect such deficiency.

                                   SECTION 6.
                              THE COLLATERAL AGENT

          SECTION 6.1 Collateral Agent's Appointment as Attorney-in-Fact, etc.
(a) Each Grantor hereby irrevocably constitutes and appoints the Collateral Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Collateral Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any or all of the following:

          (i) in the name of such Grantor or its own name, or otherwise, take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due with respect to any Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Collateral Agent for the purpose of collecting any and all such moneys due with respect to any Collateral whenever payable;

          (ii) pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;

         (iii) execute, in connection with any sale provided for in Section 5.4 or 5.5, any indorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

          (iv) (1) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Collateral Agent or as the Collateral Agent shall direct; (2) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (3) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (4) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (5) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Collateral Agent may deem appropriate; and (6) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes, and do, at the Collateral Agent's option and such Grantor's expense, at any time, or from time to time, all acts and things which the Collateral Agent deems necessary to protect, preserve or realize upon the Collateral and the Collateral Agent's and the other Secured Parties' security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

          Anything in this Section 6.1(a) to the contrary notwithstanding, the Collateral Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section 6.1(a) unless an Event of Default shall have occurred and be continuing.

          (b) If any Grantor fails to perform or comply with any of its agreements contained herein, the Collateral Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

          (c) The expenses of the Collateral Agent incurred in connection with actions undertaken as provided in this Section 6.1, together with interest thereon at a rate per annum equal to the rate per annum at which interest would then be payable on past due Base Rate Loans under the Credit Agreement, from the date of payment by the Collateral Agent to the date reimbursed by the relevant Grantor, shall be payable by such Grantor to the Collateral Agent on demand.

          (d) Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

          SECTION 6.2 Duty of Collateral Agent. The Collateral Agent's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the New York UCC or otherwise, shall be to deal with it in the same manner as the Collateral Agent deals with similar property for its own account. Neither the Collateral Agent, any other Secured Party nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Collateral Agent and the other Secured Parties hereunder are solely to protect the Collateral Agent's and the other Secured Parties' interests in the Collateral and shall not impose any duty upon the Collateral Agent or any other Secured Party to exercise any such powers. The Collateral Agent and the other Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct. The Collateral Agent will act in good faith towards each of the Holder Representatives in carrying out its duties and responsibilities under this Agreement and any Shared Collateral Security Document, including executing and delivering any documents reasonably requested to be so executed and delivered pursuant to either Indenture.

          SECTION 6.3 Execution of Financing Statements. Pursuant to Section 9-402 of the New York UCC and any other applicable law, each Grantor authorizes the Collateral Agent to file or record financing statements and other filing or recording documents or instruments with respect to the Collateral without the signature of such Grantor in such form and in such offices as the Collateral Agent determines appropriate to perfect the security interests of the Collateral Agent under this Agreement. A photographic or other reproduction of this Agreement shall be sufficient as a financing statement or other filing or recording document or instrument for filing or recording in any jurisdiction.

          SECTION 6.4 Authority of Collateral Agent. Each Grantor and each Secured Party by accepting the benefits of this Agreement acknowledges that the rights and responsibilities of the Collateral Agent under this Agreement with respect to any action taken by the Collateral Agent or the exercise or non-exercise by the Collateral Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Collateral Agent and the other Secured Parties, be governed by the Credit Agreement, the Collateral Sharing Agreement and such other agreements with respect thereto as may exist from time to time among them, but, as between the Collateral Agent and the Grantors, the Collateral Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and no Grantor or Secured Party shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

                                   SECTION 7.
                                  MISCELLANEOUS

          SECTION 7.1 Amendments. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 6.3 of the Collateral Sharing Agreement.

          SECTION 7.2 Notices. All notices, requests and demands to or upon the Collateral Agent or any Grantor hereunder shall be effected in the manner provided for in Section 6.1 of the Collateral Sharing Agreement; provided that any such notice, request or demand to or upon any Grantor shall be addressed to such Grantor at its notice address set forth on Schedule 1 and that any such notice, request or demand to or upon the Collateral Agent shall be addressed to the Collateral Agent at its notice address set forth in the Collateral Sharing Agreement.

          SECTION 7.3 No Waiver by Course of Conduct; Cumulative Remedies. Neither the Collateral Agent nor any other Secured Party shall by any act

(except by a written instrument pursuant to Section 7.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of the Collateral Agent or any other Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Collateral Agent or any other Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Collateral Agent or such Secured Party would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

          SECTION 7.4 Enforcement Expenses; Indemnification. (a) Each Grantor agrees to pay or reimburse the Collateral Agent for all its costs and expenses incurred in enforcing or preserving any rights under this Agreement and the other Loan Documents to which such Grantor is a party, including, without limitation, the fees and disbursements of counsel (including the allocated fees and expenses of in-house counsel) to the Collateral Agent.

          (b) Each Grantor agrees to pay, and to save the Collateral Agent and the other Secured Parties harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

          (c) Each Grantor agrees to pay, and to save the Collateral Agent and the other Secured Parties harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement to the extent provided in Sections 7.1 and 7.2 of the Guaranty.

          (d) The agreements in this Section 7.4 shall survive repayment of the Secured Obligations and all other amounts payable under the Credit Agreement and the other Loan Documents.

          SECTION 7.5 Successors and Assigns. This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of the Collateral Agent and the other Secured Parties and their successors and assigns; provided that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Collateral Agent.

          SECTION 7.6 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

          SECTION 7.7 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          SECTION 7.8 Section Headings. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

          SECTION 7.9 Integration. This Agreement and the other Loan Documents represent the agreement of the Grantors, the Collateral Agent and the other Secured Parties with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Collateral Agent or any other Secured Party relative to subject matter hereof and thereof not expressly set forth or referred to herein or in the other Loan Documents.

          SECTION 7.10 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

          SECTION 7.11 Acknowledgments. Each Grantor hereby acknowledges that:

          (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is party;

          (b) neither the Collateral Agent nor any other Secured Party has any fiduciary relationship with or duty to any Grantor arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Grantors, on the one hand, and the Collateral Agent and the other Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

          (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby or thereby among the Secured Parties or among the Grantors and the Secured Parties.

          SECTION 7.12 Releases. (a) At such time as (i) Conseco has delivered to the Collateral Agent a written request to do so and a Grantor or a designee shall have paid or purchased all of the Loans and all Liabilities owed to the Lenders (excluding a Grantor or its designee) have been paid or purchased in full in cash or (ii) the Grantor Obligations and any fees and other amounts owed to the Collateral Agent shall have been paid in full in cash (so long as at such time (A) the payment of any of the other Secured Obligations has not been accelerated and (B) a payment default in respect of the principal or interest of such Secured Obligations shall not have occurred and be continuing), and the Administrative Agent on behalf of the Lenders has so instructed the Collateral Agent in writing, the Collateral shall be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Collateral Agent and each Grantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Grantors. At the request and sole expense of any Grantor following any such termination, the Collateral Agent shall deliver to such Grantor any Collateral held by the Collateral Agent hereunder, and execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination. In addition, the Collateral Agent shall release the Collateral upon directions from the Administrative Agent as provided in Section 6.9 of the Collateral Sharing Agreement.

          (b) If the CCM Stock shall be sold, transferred or otherwise disposed of by any Grantor in a transaction permitted hereby, then the Collateral Agent, at the request and sole expense of such Grantor, shall execute and deliver to such Grantor all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on such Collateral.

          (c) The Collateral Agent will, at any time, upon the written instruction of the Administrative Agent, at the sole expense of the relevant Grantor, execute and deliver to the relevant Grantor all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on the Collateral specified by the Administrative Agent in such instruction.

          (d) By acceptance of the benefits hereof, each Secured Party acknowledges and consents to the provisions of this Section 7.12, agrees that the Collateral Agent shall incur no liability whatsoever to any Secured Party for any release effected by the Collateral Agent in accordance with this Section
7.12 and agrees that the Administrative Agent shall incur no liability whatsoever to any Secured Party for any release directed or consented to by it, other than as otherwise expressly agreed to in writing.

          IN WITNESS WHEREOF, each of the undersigned has caused this Amended and Restated Collateral Agreement to be duly executed and delivered as of the date first above written.

                                      CONSECO, INC.



                                      By:  /s/James S. Adams
                                          --------------------------------------
                                      Name:   James S. Adams
                                      Title:  Senior Vice President, Chief
                                              Accounting Officer and Treasurer






STATE OF INDIANA           )
                           ) ss:
COUNTY OF HAMILTON         )

          On the 20th day of March in the year 2002, before me, the undersigned, personally appeared James S. Adams, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her capacity, and that by his/her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

                                      /s/Marilyn Mortensen
                                      ------------------------------------
                                      Notary Public
My Commission Expires:

MARILYN MORTENSEN, NOTARY PUBLIC
RESIDENT OF:  HAMILTON COUNTY
MY COMMISSION EXPIRES 10/29/09

                                   CIHC, INCORPORATED



                                   By:  /s/William T. Devanney, Jr.
                                       -------------------------------------
                                   Name:  William T. Devanney, Jr.
                                   Title: Senior Vice President, Corporate Taxes






STATE OF INDIANA           )
                           ) ss:
COUNTY OF HAMILTON         )

          On the 20th day of March in the year 2002, before me, the undersigned, personally appeared William T. Devanney, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her capacity, and that by his/her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

                                       /s/Marilyn Mortensen
                                       ----------------------------------
                                       Notary Public
My Commission Expires:

MARILYN MORTENSEN, NOTARY PUBLIC
RESIDENT OF:  HAMILTON COUNTY
MY COMMISSION EXPIRES 10/29/09

                                                                      Schedule 1
                          NOTICE ADDRESSES OF GRANTORS

Conseco, Inc.
11825 North Pennsylvania Street
Carmel, Indiana  46032

CIHC, Incorporated
1201 Orange Street
Wilmington, Delaware  19801

                                                                      Schedule 2
DESCRIPTION OF INVESTMENT PROPERTY

Pledged Stock:

                                                                       Stock                          Percent of
                                                                       Certificate     Number of      Outstanding
Issuer                         Holder             Class of Stock       Number          Shares         Shares
------                         ------             --------------       -----------     ---------      -----------

CIHC, Incorporated             Conseco, Inc.      Common                    2              1,000           99.9%

                                                  1994 Series             002             963.61             .9%
                                                  Preferred               007            125.269             .1%

                                                  $2.32 Redeemable        P-2            940,000             78%
                                                  Cumulative
                                                  Preferred

Conseco Finance                CIHC,              Common                  005                1.5            1.5%
Corp                           Incorporated                               006              101.5           98.5%

Conseco Capital                Conseco, Inc.      Common                    2                100            100%
Management, Inc.

Conseco Finance Corp.          Conseco, Inc.      9%                        1A               750            100%
                                                  Redeemable
                                                  Cumulative
                                                  Preferred
                                                  (Stated Value -
                                                  $1,000,000 per
                                                  share)

Pledged Obligations:

                                                     Stated Principal      Approximate
                                                     Amount of             Amount
Payor                            Payee               Note                  Outstanding          Date of Note
------------------------         -------------       ----------------      --------------       -------------

CIHC, Incorporated (as           Conseco, Inc.         $400,000,000        $365,000,000          Nov. 27, 1996
successor to Bankers Life
Holding Corporation)

CIHC, Incorporated (as           Conseco, Inc.          $79,798,865.71      $79,798,865.71       Jan. 1, 1998
successor to American Life
Holding Company)

CIHC, Incorporated (as           Conseco, Inc.          $36,000,000         $36,000,000          May 26, 2000
successor to American Life
Holding Company)

CIHC, Incorporated               Conseco, Inc.       $4,000,000,000        $260,887,947          May 26, 2000

Conseco Finance Corp.            CIHC,               $1,460,799,080        $249,533,411          Sep. 22, 2000
                                 Incorporated.


                                                                      Schedule 3
                            FILINGS AND OTHER ACTIONS
                     REQUIRED TO PERFECT SECURITY INTERESTS

          Actions with respect to Pledged Stock and Pledged Obligations

          By (i) delivery of any certificates in respect of the Pledged Stock and Pledged Obligations together with undated stock powers, in respect of the Pledged Stock, and, note powers, in respect of the Pledged Obligations, in each case, undated and executed in blank and (ii) possession by the Administrative Agent of the same.

UCC filings:


Conseco, Inc.
Secretary of State, Indiana

CIHC, Incorporated
Secretary of State, Delaware

                           ACKNOWLEDGMENT AND CONSENT

          The undersigned hereby acknowledges receipt of a copy of the Amended and Restated Collateral Agreement dated as of March [__], 2002 (the "Agreement"), made by the Grantors parties thereto for the benefit of JPMorgan Chase Bank, as Collateral Agent. The undersigned agrees for the benefit of the Collateral Agent and the other Secured Parties as follows:

          (a) The undersigned will be bound by the terms of the Agreement and will comply with such terms insofar as such terms are applicable to the undersigned.

          (b) The undersigned will notify the Collateral Agent promptly in writing of the occurrence of any of the events described in Section 4.4(a) of the Agreement.

          (c) The terms of Section 5.1(c) and 5.5 of the Agreement shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 5.1(c) or 5.5 of the Agreement.

                                        [NAME OF ISSUER]



                                        By:_________________________________
                                           Name: